                                                                   EXHIBIT 10.7

                           BELL MICROPRODUCTS, INC.
                        HARDWARE DISTRIBUTION AGREEMENT

This Agreement, made this 10 day of October, 1996, is by and between Bell Microproducts, Inc. ("Distributor"), a California Corporation having its principal place of business at 1941 Ringwood Avenue, San Jose 95131-1721, and Sage Inc. ("Vendor"), a California Corporation having its principal place of business at 4633 Ironsides Drive, Suite 420, Santa Clara, California, 95054.


                                  RECITALS

Vendor manufactures, produces and/or supplies computer products and desires to grant to Distributor the right to sell and distribute the products, as hereinafter defined, upon the terms and conditions set forth below.

Distributor is engaged in the sale and distribution of computer products and desires to have the right to sell and distribute Vendor's products and upon said terms and conditions.

In consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

1.   RECITALS

     The recitals stated above are incorporated herein by reference.


2.   GRANT OF DISTRIBUTION RIGHTS

     2.1 Vendor hereby grants to Distributor, and Distributor accepts, the non-exclusive right to distribute in the geographic regions ("Territory") and to customers ("Customers") as defined in Exhibit A, attached hereto, all computer products ("Product" or "Products") listed on Exhibit B, attached hereto and made a part hereof, as amended from time to time by mutual written agreement.

     2.2 Vendor agrees to make available and to sell to Distributor such Product as Distributor shall order from Vendor at the prices and subject to the terms set forth in this Agreement. Vendor reserves the right at any time to change, modify or discontinue any Product, model, type or design furnished hereunder. In addition, Vendor reserves the right to change its published Distributors' Price for any Product at any time.

     2.3  Vendor may appoint other distributors to distribute its Products.

3.   TERM

     The term of this Agreement shall be for a period of one (1) year, beginning on the date first above written. Thereafter, the Agreement shall be renewed for successive terms of one (1) year without further notice unless terminated sooner as provided under the provisions of the Agreement.


4.   OBLIGATIONS OF VENDOR

     4.1 Vendor shall use its best efforts to ship Product promptly after receipt of Distributor's Purchase Order for Product, unless otherwise directed by Distributor.

     4.2 At the time of initial order and from time to time thereafter, Vendor shall provide at no charge reasonable amounts of sales literature, which amounts shall be solely determined by Vendor.

     4.3 For each Product shipment to Distributor, Vendor shall issue to Distributor an invoice showing Distributor's Purchase Order number and Product part number, description, price and any discount. At Distributor's request, Vendor shall provide Distributor with a current statement of account, listing all invoices outstanding and any payments made and credits given since the date of the previous statement, if any.


5.   OBLIGATIONS OF DISTRIBUTOR

     5.1 Distributor must submit written Purchase Orders (which may be transmitted via facsimile) for all Products purchased under this Agreement. Purchase Orders must specify Product model numbers, quantity ordered, shipping destinations, shipping dates and preferred carrier (if any). All such Purchase Orders are subject to the terms and conditions set forth in this Agreement and in the attached Exhibit
          C. Any terms or conditions which add to or differ from the terms and conditions of this Agreement shall be invalid. Distributor agrees, subject to Vendor's ability to supply Product(s), that Distributor will carry a sufficient inventory of Product(s) to provide immediate "off-the-shelf" delivery to Distributor's Customers, and that, upon request, Distributor will make available to Vendor its current Product inventory status.

     5.2 Distributor will handle all Product returns from its Customers and batch them for return to Vendor at regular intervals.

     5.3 Distributor agrees to consistently use best efforts to market, sell, promote and otherwise encourage the purchase of Products by Customers. Distributor shall factually present Products in terms of function and performance, and conduct its business in a manner reflecting favorably upon Vendor's valuable good will and reputation. Distributor further agrees to display, demonstrate and market Products prominently and favorably in comparison with other competitive products.

     5.4 Distributor will maintain sufficient facilities, personnel and demonstration units of Products so as to be able to effective demonstrate Products. Vendor agrees to provide technical assistance on an ongoing basis to its Customers. Distributor will make its facilities available for Product training and support, with the assistance of Vendor.

     5.5 Distributor agrees to provide to Vendor sell-through data, including customer name, address, and Product type for each Product within fifteen (15) days of the end of each month.

6.   PRICE AND TERMS

     6.1 The net price (excluding taxes, duties, freight charges and insurance) for Products sold by Vendor to Distributor shall be Vendor's Distributors' Price appearing in effect on the date Vendor receives Distributor's Purchase Order. Vendor may change the Distributor's Price of any or all of its Products with thirty (30) days written notice.

     6.2 In the event that Vendor increases its published Distributors' Price for any Product which Distributor is authorized to resell, only Purchase Orders previously accepted by Vendor will be invoiced at the lower price. All new Purchase Orders will be subject to the price increase.

     6.3 In the event that Vendor decreases its published Distributors' Price for any Product which Distributor is authorized to resell, Vendor will apply "Price Protection" to any Purchase Order in process, and to any Product which is in Distributor's inventory at the time of the price decrease, with the following restrictions:

          (i) Products in inventory must have been purchased directly from Vendor. Vendor reserves the right to verify Price Protection claims and audit inventory at Distributor's sites;

          (ii) Only Product(s) with invoices issued within the previous one hundred eighty (180) days will be protected;

          (iii) Distributor must present a written request for credit within thirty (30) days of the price decrease, including the serial numbers of Product(s) affected; and

          (iv) Once Price Protection is approved by Vendor, Distributor must submit a Purchase Order for Product(s) with a dollar value equal to or greater than the price protection credit total.

7.   SHIPPING

     Vendor shall ship Product only pursuant to Distributor Purchase Orders received by Vendor. Product shall be shipped F.O.B. Vendor's warehouse, with risk of loss or damage as set forth in Standard Terms and Conditions, Exhibit C, Section 9, attached hereto. Further, Vendor's standard shipping and handling charges, as set forth in Standard Terms and Conditions, Exhibit C, Section 9, attached hereto and amended from time to time, shall apply to all Purchase Orders.

8.   CANCELLATIONS

     Distributor may, without charge, cancel any Products on order, provided that Vendor receives written confirmation of such cancellation at least two (2) days prior to the original scheduled shipment date.

9.   PROMOTIONAL ACTIVITIES

     9.1 Distributor may advertise and promote Product ("Promotional Activities") in a commercially reasonable manner and may use Vendor's trademarks, service marks and trade name in connection therewith; provided that Distributor shall submit the advertisement or promotion to Vendor for review and approval prior to the occurrence of the promotion, which approval shall not be unreasonably withheld or delayed. Vendor retains all rights, title and interest in its trade mark, and all use by Distributor of such trademarks inures to Vendor's benefit.

     9.2 Vendor agrees to cooperate with Distributor in Promotional Activities and hereby grants Distributor a Cooperative Promotion Allowance ("CPA"). Vendor shall accrue the CPA at a rate of two percent (2.0%) of invoice amounts for Product purchased from Vendor and paid by Distributor, excluding shipping, handling, taxes and the like, and adjusted for credits.

     9.3 Distributor shall use the CPA for Promotional Activities such as, but not limited to, seminars, print advertising and direct mail, which prominently and positively feature Products. Upon receipt of reasonable evidence of such expenditures, Vendor will debit the full amount of qualifying expenditures from the CPA accrued to date by Distributor, and Vendor will credit the same amount against Vendor's account.

     9.4 CPA credits must be used within twelve (12) months of accrual or be lost by Distributor.

10.  STOCK ROTATION

     Distributor may return Products which Distributor has previously taken delivery of subject to the following conditions:

     10.1 Stock rotation may occur in the months of March, June, September and December.

     10.2 Product must have been purchased directly from Vendor and must be in restockable and salable condition, including their original Vendor packaging.

     10.3 Distributor will be credited for any amounts previously paid by Distributor for Products thus returned, less any Price Protection or other credits previously received for such Product.

     10.4 Credit received for Stock Rotation may only be applied by Distributor against a corresponding Purchase Order for delivery of equal or greater value than the credit.

     10.5 The total value of such returns may not exceed twenty five percent (25%) of the total value of Products purchased during the prior three
          (3) months.

11.  PRODUCT WARRANTIES

     Vendor warrants its Products as set forth in Standard Terms and Conditions, Exhibit C, Section 5 attached hereto. Vendor has no obligation to provide loaner Products to Distributor while any Product is being repaired, either under warranty or out of warranty. Distributor may provide its customers with loaners; however, it shall do so entirely at its own expense. Vendors shall use its best efforts to repair and return the Product within thirty
     (30) days of receipt.

12.  INDEMNITY

     12.1 Vendor shall defend, indemnify, and hold Distributor harmless from and against any claims, demands, liabilities or expenses (including attorney's fees and costs) for any injury or damage, including, but not limited to, any personal or bodily injury or property damage, arising out of or resulting in any way from any defect in Products. This duty to indemnify Distributor shall be in addition to the warranty obligations of Vendor.

     12.2 Vendor shall indemnify and hold Distributor harmless from and against all damages and costs incurred by Distributor arising from the infringement of any U.S. or Canadian patents, copyrights or trademarks as set forth in Standard Terms and Conditions, Exhibit C, Section 6 attached hereto.

     12.3 In any event of indemnification, Distributor will give prompt notice of any claim to Vendor. Vendor will have sole authority to defend and settle claims. Distributor will cooperate fully with Vendor in helping it defend itself against such claim, provided Vendor reimburses Distributor for any reasonable expenses associated with such cooperation.

13.  REPRESENTATIONS AND WARRANTIES

     Vendor warrants and represents that Products and their use do not infringe upon any patents, copyright or trademarks of others, and that there are not any suits or proceedings pending or threatened which allege that any Product or the use thereof infringes upon such patents, copyrights or trademarks. Vendor further warrants that sales to Distributor of Product at the listed prices and/or discounts do not in any way constitute violations of federal, state or local laws, ordinances, rules or regulations, including any anti-trust laws or trade regulations.

14.  TERMINATION

     14.1 Either party may terminate this Agreement, with or without cause, by giving ninety (90) days written notice to the other party. Both parties have considered the making of expenditures in preparing for performance under this Agreement, and losses possibly resulting to each in the event of its termination. As a result, neither party shall be responsible to the other for damages or otherwise by reason of such termination of this Agreement, except as explicitly provided for elsewhere in this Agreement.

     14.2 In the event Distributor materially breaches this Agreement (e.g., including without limitation, becomes delinquent in payment of its obligations, misrepresents Vendor's Product(s), fails to adequately support Vendor's Product(s), conducts its business in a fashion that damages Vendor's valuable good will and reputation, breaches the Confidential Information Agreement executed herewith) and such breach continues for thirty (30) days after written notice to Distributor, then Distributor agrees that Vendor may terminate this Agreement with cause.

     14.3 Distributor may terminate this Agreement if Vendor materially breaches its obligations herein and such breach continues for thirty (30) days after written notice of such breach to Vendor.

     14.4 This Agreement shall immediately terminate if either party ceases conducting business in the normal course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any proceeding under the Federal Bankruptcy Act or any other federal or state statute relating to insolvency or the protection of rights of creditors.

     14.5 Upon termination of this Agreement, with or without cause, Vendor will purchase at Distributor's invoiced cost all new and unused product in Distributor's inventory.

     14.6 Distributor warrants that on or before the effective date of termination of this Agreement all identifying signs, literature, logos or other evidence linking Distributor and Vendor shall be returned to Vendor or a process started to discontinue use thereof.

15.  OTHER PROVISION

     15.1 Construction

          This Agreement shall be construed and enforced in accordance with the laws of the State of California.

     15.2  Notices

           All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered or two (2) days after mailing by U.S. certified or registered first-class mail, prepaid and addressed to the parties at the addresses set forth at the beginning of this Agreement or at such other addresses as the parties may designate by written notice.

     15.3  Attorney's Fees

           In the event suit is commence to enforce this Agreement or otherwise relating to this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs incurred in connection therewith.

     15.4  Counterparts

           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument. However, this Agreement shall be of no force or effect until executed by both parties.

     15.5  Confidential Information

           Neither party shall disclose to the other any information regarded as confidential information by the disclosing party or any third party. Any confidential disclosures shall be exclusively governed by a separate agreement.

     15.6  No Implied Waivers

           The failure of either party at any time to required performance by the other party of any provision hereof shall not affect in any way the full rights to require such performance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken, construed or held to be a waiver of the provision itself or a waiver of any breach thereafter or any other provision hereof.

     15.7  Captions and Section Headings

           Captions and section headings used herein are for convenience only, are not a part of this agreement, and shall not be used in construing it.

     15.8  Covenant of Further Cooperation

           Each of the parties agrees to execute and deliver such further documents and to cooperate in such a manner as may be necessary to implement and give effect to the agreements contained herein.

     15.9  Binding on Heirs, Successors and Permitted Assigns

           This Agreement shall be binding upon and shall inure to the benefit of each party, its successors and assigns. The permitted assigns shall be a parent company, wholly-owned subsidiary or any entity that merges with or acquires all of the assets or stock of the party.

     15.10 Severability

           A judicial determination that any provision of this Agreement is invalid in whole or in part shall not affect the enforceability of those provisions found to be valid.

     15.11 Entire Agreement

           This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, superseding any and all previous proposals, representation or statements, oral or written. Any previous agreements between the parties pertaining to the subject matter of this Agreement shall supersede the terms of any invoice or Purchase Order issued by either party. Any modifications to this Agreement must be in writing and signed by authorized representatives of both parties hereto.

16.  ARBITRATION

     All disputes, questions, controversies, claims or damages arising between the parties hereto, or in relation to, or in connection with this Agreement, or for breach thereof shall finally be settled by arbitration pursuant to the rules of the American Arbitration Association by which each party hereto is bound. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be held solely in San Jose, California, U.S.A.

17.  LIMITATION OF LIABILITY

     The standard warranty constitutes the sole and exclusive remedy against Vendor for the furnishing of non-conforming or defective goods and infringing goods. In no event, including if the goods are non-conforming, defective, infringing, delayed or not delivered, shall Vender be liable for any special, contingent, incidental, indirect or consequential damages, even if Vendor has been advised of the possibility of such damage, whether under a contract, tort, property or other legal theory. Such damages for which Vendor is not responsible, include but are not limited to, anticipated profits, labor expended, delays, loss of use and good will.

18.  PARTIES EXECUTING

     The parties executing this Agreement warrant that they have the requisite authority to do so.

IN WITNESS WHEREOF, the parties set forth below their consent to the terms of the Agreement through the signatures of their duly authorized representatives.

Bell Microproducts, Inc.                Sage Inc.


By: /s/ PHIL ROUSSEY                    By: /s/ VIJAY P. DESAI
    -----------------------------           -----------------------------

Name: PHIL ROUSSEY                      Name: VIJAY P. DESAI
      ---------------------------             ---------------------------

Title: SR V-P of MKTING                 Title: VP-MKTG & SALES
       --------------------------              --------------------------

Date: 10-3-96                           Date: 10/8/96
      ---------------------------             ---------------------------


The Exhibits to this Agreement are:

     Exhibit A: Territory and Customers
     Exhibit B: Vendor Products
     Exhibit C: Standard Terms and Conditions of Sale

                                   EXHIBIT A


Territory:        U.S.A., and International excluding Europe

Customers:        Resellers and End Users

                                   EXHIBIT B



Vendor Products

                                   EXHIBIT C

                     STANDARD TERMS AND CONDITIONS OF SALE

1.    CONTROLLING DOCUMENT
      The acceptance of Distributor's Purchase Order is expressly made conditional on Distributor's consent to the terms and conditions set forth therein. Vendor agrees to furnish the goods covered thereby upon these terms and conditions.

2.    PRICES AND TAXES
      Prices shown are for delivery of goods F.O.B. Vendor's warehouse. Any manufacturer's sales, use or excise tax, or customs or inspection fee shall be paid by Distributor. In the event Vendor is required to pay any such tax, fee or charge, Distributor shall within thirty (30) business days reimburse Vendor thereof.

3.    DELIVERY AND DELAY
      Delivery of goods to a carrier at Vendor's plant or other loading point shall constitute delivery to Distributor. All risk of loss or damage of Product(s) in transit are borne by Distributor. Any partial deliveries shall be separately invoiced and paid for when due per invoice without regard to following deliveries. Claims for shortages or errors in delivery must be made in writing to Vendor within ten (10) days after receipt of shipment. Vendor shall not be liable for any loss or damage as a result of any delay due to any cause beyond Vendor's direct reasonable control.

4.    INSPECTION
      Distributor shall examine all goods promptly upon receipt thereof. Within ten (10) days of such receipt, Distributor shall notify Vendor in writing of all claimed shortages and defects and, if a rejection is intended, a specification on the grounds thereof. Otherwise, the goods will be deemed accepted as of the date of shipment.

5.    LIMITED WARRANTY
      Vendor warrants articles of its manufacture (excluding computer cables), used under normal operating conditions against defective materials or workmanship for the shorter of (i) twelve (12) months from the sale of Product by Distributor, or (ii) fifteen (15) months from the date of shipment from Vendor to Distributor. The liability of Vendor under this warranty is limited, at Vendor's option, solely to repair or replace with equivalent articles, or to provide an appropriate credit adjustment not to exceed the sale price to Distributor, provided that the defective articles are returned to Vendor, transportation charges prepaid, and Vendor's examination of such article discloses to its satisfaction that defects were not caused by negligence, misuse, improper installation, accident or unauthorized repair or alteration. Warranty claims will only be honored if Vendor is promptly notified in writing of the details of the claim and Vendor has issued a Returns Materials Authorization ("RMA") number to Distributor.

      THIS WARRANTY IS EXPRESSLY IN LIEU OF AND VENDOR HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, AND OF ALL OTHER OBLIGATIONS OR LIABILITIES ON VENDOR'S PART RELATING TO ANY ALLEGEDLY DEFECTIVE PRODUCT, AND VENDOR NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR VENDOR ANY OTHER LIABILITIES.

      Out-of-warranty Product(s) may be returned to Vendor for repair, provided that Distributor requests and is issued an RMA number and provides
      Vendor with a Purchase Order to cover the repair charges. Both in-bound and out-bound freight charges for non-warranty repairs will be paid by Distributor. Non-warranty repairs will be made at a specified repair rate to be agreed to in writing by both parties and from time to time. Distributor will be notified by Vendor if the Product is determined non-repairable and request disposition from Distributor at that time.

6.    INFRINGEMENT CLAIMS
      Vendor shall indemnify and hold Distributor harmless with respect to all liabilities, losses, costs and expenses including reasonable attorney's fees in connection with claims resulting from any third party claim made against Distributor for the infringement of United States patents, copyrights mass works or other proprietary rights by goods Distributor hereunder, except if the claimed infringement has resulted from Vendor's compliance with Distributor's designs, specifications, and instructions, provided that Distributor notifies Vendor in writing of the claim of infringement within thirty (30) days of Distributor's notice thereof. Vendor shall have the option at any time to modify any goods sold hereunder to avoid allegations of infringement provided such modification does not materially affect performance hereunder.

7.    GOVERNMENT CONTRACTS
      If any Purchase Order indicates that the purchase is being made for use under a U.S. Government Contract, only those terms and conditions which are made mandatory by federal statue or regulation for inclusion in fixed price supply subcontracts covering standard commercial proprietary items sold to the public shall be deemed incorporated herein by reference. Vendor retains the sole right to accept or reject such Purchase Orders.

8.    TERMS AND METHOD OF PAYMENT
      Where Vendor has extended credit to Distributor, the terms of payment shall be 2% Net Ten (10) or Net Thirty (30) days from date of invoice. The amount of credit, if any, may be changed or credit may be withdrawn by Vendor at any time. On any order on which credit is not extended by Vendor, shipment or delivery shall be made at Vendor's election, Cash with Order or C.O.D.

9.    SHIPPING AND HANDLING
      Distributor may select from any of the normal shipping modes offered by United Parcel Service ("UPS") or Federal Express ("FedEx") for delivery of Product(s). Unless otherwise requested by Distributor, all shipment of Product(s) by Vendor will be made via UPS Ground. Vendor will invoice Distributor for shipping costs incurred by the common carrier. Vendor reserves the right to change its charges for shipping and handling from time to time without prior notice.

                               Bell Microproducts
                               1941 Ringwood Ave.
                            San Jose, CA 95131-1721

                         Distributor Agreement Addendum

                         Bell Microproducts - Sage Inc.
                            Rev. 1.0   Sept. 12, 1996


Date of Agreement:  _________________________

New Address:        Sage Inc.
                    4633 Old Ironsides Dr. #420
                    Santa Clara, CA 95054

                    PH: (408) 748-0500    FAX: (408) 748-8542


Lead Time:

Sage, Inc. standard lead time is 4 weeks ARO. However, Sage Inc. shall use its best efforts to ship the product within 15 working days after receipt of Bell Micro's forecasted quantity for the product.

Minimum Orders:

Bell Micro will provide SAGE INC. a minimum board orders as follows:

1)   Minimum Bare Board order = 100 units

2)   Minimum kit order per line item = 50 units

Forecast:

Bell Micro will provide SAGE INC. a forecast of the stocking board and display kits volume every (calendar) quarter.

--------------------------------------------------------------------------------

Sage Inc.                                    Bell Microproducts
4633 Old Ironsides Dr. #420                  1941 Ringwood Ave.
Santa Clara, CA 95054                        San Jose, CA 95131-1721


By:     /s/  VIJAY P. DESAI                  By:       /s/ PHIL ROUSSEY
    ----------------------------------       -----------------------------------

Name:         VIJAY P. DESAI                 Name:         PHIL ROUSSEY
      --------------------------------       -----------------------------------

Title:  Vice President - MKTG & SALES        Title:         SR VP-MKTG
       -------------------------------              ----------------------------

Date:             10/8/96                     Date:           10-3-96
      --------------------------------             -----------------------------